UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

AMERICAN MEDIA OPERATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

American Media Operations, Inc. (“AMOI”) is in the process of performing impairment testing of its tradenames and goodwill.  Though the impairment testing is not yet completed, AMOI’s management believes that it may have to record impairment charges with respect to certain of its titles for the quarter ended December 31, 2008.  AMOI expects to record impairment charges of between $200 million and $220 million with respect to certain of its tradenames and goodwill. Any such charge would be a non-cash charge. The amount of charges is subject to change upon completion of our impairment testing and any such change could be material.

The information furnished pursuant to Item 7.01 of this Current Report shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 8.01    Other Events

On January 27, 2009, AMOI issued a press release announcing the further extension of its cash tender offers and consent solicitations for its outstanding senior subordinated notes until 8:00 a.m., New York City time, on January 29, 2009, as well as an amendment to the terms of the tender offers and related consent solicitations to provide that the tenders offers and consent solicitations are conditioned upon, among other things, receipt of at least 96.5% of AMOI’s outstanding 10¼% Series B Senior Subordinated Notes due 2009 and 95.0% of AMOI’s outstanding 8⅞% Senior Subordinated Notes due 2011.  AMOI further announced an amendment to the terms of its concurrent offerings in which eligible holders of notes must participate if they want to tender their notes in the tender offers and consent solicitations to change the number of shares of American Media, Inc. common stock being offered in the concurrent offerings.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated January 27, 2009 of American Media Operations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: January 28, 2009	By:	/s/ Dean D. Durbin
	Name:	Dean D. Durbin
	Title:	Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 27, 2009 of American Media Operations, Inc.

Exhibit 99.1

For Immediate Release

American Media Operations, Inc. Announces Extension and Amendment of its Cash Tender Offers and Related Consent Solicitations for Outstanding Senior Subordinated Notes

NEW YORK, NY, January 27, 2009 --- American Media, Inc. (“AMI”) announced today that its subsidiary American Media Operations, Inc. (“AMOI” and, together with AMI, the “Company”) has extended the expiration date for and amended its previously announced cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) in respect of an aggregate of approximately $570 million of its outstanding senior subordinated notes, consisting of (1) $400,000,000 aggregate principal amount of 10¼% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAH0) and $14,544,000 aggregate principal amount of 10¼% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAM9) (collectively, the “2009 Notes”) and (2) $150,000,000 aggregate principal amount of 8⅞% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAK3) and $5,454,000 aggregate principal amount of 8⅞% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAP2) (collectively, the “2011 Notes” and, together with the 2009 Notes, the “Existing Notes”).

The Tender Offers and Consent Solicitations, which were originally scheduled to expire at 11:59 p.m., New York City time, on September 25, 2008, and were previously extended until 11:59 p.m., New York City time, on January 27, 2009, are being further extended until 8:00 a.m., New York City time, on January 29, 2009 (the “Expiration Time”), unless further extended. AMOI hereby further amends the terms of the Tender Offers and Consent Solicitations and the Amended Offer to Purchase and Consent Solicitation Statement to reduce the “Minimum Condition” (as defined in the Amended Offer to Purchase and Consent Solicitation Statement) to the tender of 2009 Notes representing at least 96.5% of the Outstanding Amount (as defined in the Amended Offer to Purchase and Consent Solicitation Statement) of 2009 Notes and the tender of 2011 Notes representing at least 95.0% of the Outstanding Amount of 2011 Notes.

As of 5:00 p.m. on January 26, 2009, the following amounts of Existing Notes had been properly tendered (and not validly withdrawn) in the Tender Offers and Consent Solicitations: $394,956,703 in aggregate principal amount, or 95.3%, of the 2009 Notes; and $146,125,960 in aggregate principal amount, or 94.0%, of the 2011 Notes. The Company has been advised an additional $5,534,178 in aggregate principal amount of the 2009 Notes and $1,813,630 in aggregate principal amount of the 2011 Notes will be tendered in the Tender Offers and Consent Solicitations. Assuming none of the Existing Notes tendered as of 5:00 p.m. on January 26, 2009 have been withdrawn and the expected additional tenders are made, $400,490,881 in aggregate principal amount, or 96.6%, of the 2009 Notes and $147,939,590 in aggregate principal amount, or 95.1%, of the 2011 Notes will have been tendered.

The Company has also amended the terms of its concurrent offerings (the “Concurrent Offerings”) in which eligible holders of Existing Notes must participate if they want to tender their Existing Notes in the Tender Offers and consent and grant releases in the Consent Solicitations.  The Concurrent Offerings were amended to change the number of shares of AMI common stock and the related price thereof being offered in the Concurrent Offerings if less than 98% of the Existing Notes are tendered in the Tender Offers and Consent Solicitations.  The terms of the Concurrent Offerings related to AMOI’s 9% senior PIK notes due 2013 (the “Senior Notes”) and AMOI’s 14% senior subordinated notes due 2014 (the “Senior Subordinated Notes and, together with the Senior Notes, the “Notes”) were not amended.  The Company is now offering (i) to eligible holders of 2009 Notes, $21,245,380 aggregate principal amount of Senior Notes and (ii) to eligible holders of Existing Notes (a) $300,000,000 aggregate principal amount of Senior Subordinated Notes and (b) up to 5,700,000 shares of AMI’s common stock (the “Shares” and, together with the Notes, the “Securities”).  Accordingly, all references in the Amended Offer to Purchase and Consent Solicitation Statement to “5,700,000” with respect to the number of shares of AMI common stock being offered in the Concurrent Offerings are hereby replaced with “up to 5,700,000”.

In order to participate in the Tender Offers and Consent Solicitations, an eligible holder must agree to purchase Securities in the Concurrent Offerings for an aggregate purchase price equal to the total consideration received by such eligible holder in the Tender Offers and Consent Solicitations. As a result of the amendment of the Concurrent Offerings, if fewer than 98% of the Existing Notes are validly tendered and accepted for payment in the Tender Offers, (a) the total amount of Notes offered would remain unchanged but the total number of shares of AMI common stock offered would decrease and (b) for each $1,000 principal amount of Existing Notes validly tendered (subject to pro rata reduction in the case of tendered Existing Notes of less than $1,000 principal amount), (i) the amount of the Notes required to be purchased per $1,000 principal amount of Existing Notes would increase and the price thereof would decrease as previously described in the Amended Offer to Purchase and Consent Solicitation Statement, and (ii) the number of shares of AMI common stock required to be purchased per $1,000 principal amount of Existing Notes would increase and the price thereof would increase.  For example, with respect to the number of shares of AMI common stock to be purchased, if 97% of the Existing Notes are validly tendered and accepted for payment in the Tender Offers, tendering holders of Existing Notes will be required to purchase, for each $1,000 principal amount of Existing Notes validly tendered and accepted for purchase in the Tender Offers, 10.30 shares of AMI common stock and the purchase price for such shares will be $23.01 per share, and 5,696,880 shares of AMI common stock would be purchased by all tendering holders of the Existing Notes. If only 95% of the Existing Notes are validly tendered and accepted for payment in the Tender Offers, tendering holders of Existing Notes will be required to purchase, for each $1,000 principal amount of Existing Notes validly tendered and accepted for purchase in the Tender Offers, 10.51 shares of AMI common stock and the purchase price for such shares will be $23.04 per share, and 5,690,520 shares of AMI common stock would be purchased by all tendering holders of the Existing Notes. The Concurrent Offerings are being made pursuant to Amendment No. 1 to the preliminary offering memorandum, dated January 9, 2009, as supplemented on January 26, 2009 (which supplement is also deemed to supplement Annex A to the Amended Offer to Purchase and Consent Solicitation Statement), which more fully sets forth the terms of the Concurrent Offerings.

All other terms, provisions and conditions of the Tender Offers and Consent Solicitations will remain in full force and effect, including the anticipated Payment Date.

The Tender Offers and Consent Solicitations are being made pursuant to the Amended Offer to Purchase and Consent Solicitation Statement, as amended, and the related Amended Letter of Transmittal, Consent and Release, as amended, each dated January 9, 2009, which more fully set forth the terms of the Tender Offers and the Consent Solicitations.

J.P. Morgan Securities Inc. is acting as the Dealer Manager for the Tender Offers and Solicitation Agent for the Consent Solicitations and can be contacted at (212) 357-0775 (collect).  MacKenzie Partners, Inc. is acting as the Information Agent for the Tender Offers and Consent Solicitations as well as Tabulation Agent for the Consent Solicitations.  Requests for documentation relating to the Tender Offers and Consent Solicitations may be directed to the Information Agent at (800) 322-2885 (toll free) and (212) 929-5500 (collect).

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing Notes. The offers to buy the Existing Notes are only being made pursuant to the tender offer documents.  The Tender Offers and the Consent Solicitations are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers and the Consent Solicitations to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of AMOI by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In addition, this press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About American Media, Inc.

American Media, Inc. is the leading publisher of celebrity journalism and health and fitness magazines in the U.S.  These include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health, and The National Enquirer.  In addition to print properties, AMI owns Distribution Services, Inc., the country's #1 in-store magazine merchandising company.

This press release contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that AMI or AMOI expect or anticipate will or may occur in the future, including estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, are generally forward-looking statements.

AMI’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to AMI’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond AMI’s control. Among the risks and uncertainties which could cause AMI’s actual results to differ from those contemplated by its forward-looking statements are the risk that AMI may not be able to refinance its debt; AMI may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable AMOI to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; AMOI may not be able to comply with covenant requirements in its agreements with its lenders and in its indentures; AMOI may not be able to implement and maintain an effective system of internal controls over financial reporting; actions of rating agencies; industry and general economic conditions; AMI may not be able to realize its expected benefits from cost savings and revenue enhancement initiatives; and the risks and uncertainties contained in AMOI ’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

Contact:

Dean Durbin

Chief Operating Officer and Chief Financial Officer

American Media, Inc.

(212) 545-4829

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